Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen P. Gottesfeld, Logan H. Hennessey and Nancy Lipson and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation (the Company”) to comply with the Securities Act and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering shares of common stock of the Company reserved for issuance pursuant to the Newmont Mining Corporation 2013 Stock Incentive Compensation Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 24th day of April, 2013.

Signature	Title

/s/ Gary J. Goldberg
Gary J. Goldberg	President, Chief Executive Officer
and Director (Principal Executive Officer)

/s/ Russell Ball
Russell Ball	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

/s/ Christopher S. Howson
Christopher S. Howson	Vice President and Controller
(Principal Accounting Officer)

/s/ Vincent A. Calarco
Vincent A. Calarco	Non-Executive Chairman of the Board

/s/ Bruce R. Brook
Bruce R. Brook	Director

/s/ J. Kofi Bucknor
J. Kofi Bucknor	Director

/s/ Joseph A. Carrabba
Joseph A. Carrabba	Director

/s/ Noreen Doyle
Noreen Doyle	Director

/s/ Veronica M. Hagen
Veronica M. Hagen	Director

/s/ Jane Nelson
Jane Nelson	Director

/s/ Donald C. Roth
Donald C. Roth	Director

/s/ Simon R. Thompson
Simon R. Thompson	Director